UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2002

CENTURYTEL, INC.
(Exact name of registrant as specified in its charter)

LOUISIANA	1-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 CenturyTel Drive
Monroe, Louisiana 71203
(Address of principal executive offices) (Zip Code)

(318) 388-9000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.	Other Events and Regulation FD Disclosure.

Over the next several months, we have several material commitments, including commitments to (i) pay Verizon Communications, Inc. approximately $1.159 billion (subject to adjustments) in exchange for telephone assets in Missouri and (ii) pay taxes estimated at $325 million owed in December 2002 in connection with the sale of our wireless operations on August 1, 2002.  We also have $400 million principal amount in remarketable debt securities, which, depending on market conditions, will either be remarketed by our remarketing dealer or redeemed by us in October 2002.  If we redeem the remarketable debt securities, we will be obligated to pay, in addition to $400 million in principal, an associated premium of approximately $50 million, assuming a yield on 10-year Treasury Notes of 4.18% at the time of payment.  (For every basis point that the 10-year Treasury yield increases or decreases from this assumed amount, the premium payment will decrease or increase, respectively, by approximately $325,000.)  For additional information on these commitments, see our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

As of the close of business on August 1, 2002, we had (i) $800 million of undrawn committed bank lines of credit and (ii) $710 million of cash, constituting the proceeds from the sale of our wireless operations ($1.58 billion) after using a portion to repay indebtedness ($870 million).  We anticipate that our internally generated funds will increase our available cash by approximately $25 million per month, although we cannot assure you of this.

We believe that our $800 million of existing credit facilities, together with available cash and internally generated funds, will be sufficient to fund our pending Missouri Verizon acquisition and our December 2002 tax payment, barring unforeseen circumstances.  However, if we are required to redeem our remarketable debt securities in October 2002, we will need additional funds.  To enhance our financial resources, we have commenced private placements to qualified institutional buyers of $500 million of unsecured senior notes and $150 million of unsecured convertible senior debentures.  See Exhibits 99.1 and 99.2 for a copy of our press releases announcing the commencement and pricing of these private placements. We anticipate consummating these placements on August 26, 2002.

In addition to historical information, this current report includes certain forward-looking statements.  Such forward-looking statements are subject to uncertainties that could cause our actual results to differ materially from such statements.  Such uncertainties include but are not limited to:  our ability to effectively manage our growth, including successfully financing and timely consummating our pending Missouri Verizon acquisition, integrating newly-acquired businesses into our operations, hiring adequate numbers of qualified staff and successfully upgrading our billing and other information systems; the risks inherent in rapid technological change; the possibility of unforeseen near-term cash requirements; the effects of ongoing changes in the regulation of the communications industry; the effects of greater than anticipated competition in our markets; possible changes in the demand for, or pricing of, our products and services; our ability to successfully introduce new product or service offerings on a timely and cost-effective basis; the direct and indirect effects on our business resulting from the financial difficulties of other communications companies, including the effect on our ability to collect receivables from financially troubled carriers and our ability to access the capital markets on favorable terms; and the effects of more general factors such as changes in interest rates, in the capital markets, in general market or economic conditions or in legislation, regulation or public policy.  These and other uncertainties related to the business are described in greater detail in Item 1 to our Annual Report on Form 10-K for the year ended December 31, 2001.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to update any of our forward-looking statements for any reason.

Item 7.	Financial Statements and Exhibits

99.1 - Press Release dated August 19, 2002, announcing the commencement of the private placements.
99.2 - Press Release dated August 20, 2002, announcing the pricing of the private placements.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURYTEL, INC.
August 21, 2002	/s/ Neil A. Sweasy
Neil A. Sweasy Vice President and Controller